As filed with the Securities and Exchange Commission on November 6, 2020 Registration Statement No. 333- ______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Republic International Corporation
(Exact name of Registrant as specified in its charter)

Delaware	36-2678171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William J. Dasso, Esquire
Vice President, Counsel and Assistant Secretary
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock of Old Republic International Corporation (“Old Republic”)	600,000	$16.60	$9,960,000	$1,086.64
(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer’s Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities act of 1933, based on the average of the $16.87 (high) and $16.33 (low) prices for the Common Stock as reported on the New York Stock Exchange on November 2, 2020.

(3)    Pursuant to Rule 415(a)(6) under the Securities Act, the shares of Common Stock registered pursuant to this registration statement include 600,000 unsold shares of Common Stock that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-221386, filed by the Registrant on November 7, 2017) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fees in the amount of $1,520.47 previously paid with respect to such unsold shares of Common Stock will continue to be applied to such unsold shares of Common Stock. Pursuant to Rule 415(a)(6), the Prior Registration Statement will be deemed to be terminated as of the date of effectiveness of this Registration Statement.

Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
312-346-8100
Shareholder Purchase & Reinvestment Plan
600,000 Shares of Common Stock

This prospectus relates to up to an aggregate of 600,000 shares of Common Stock, par value $1.00 per share, of Old Republic International Corporation (“Old Republic”) that may be offered in connection with our Shareholder Purchase & Reinvestment Plan, or the (“Plan”). The Plan provides our existing shareholders and interested new investors with a simple, convenient and low-cost means of investing cash dividends and making cash investments in our Common Stock.

PLAN HIGHLIGHTS
•If you are an existing shareholder, you may purchase additional shares of our Common Stock by reinvesting all or a portion of the dividends paid on your shares of Common Stock and by making optional cash investments.
•If you are a new investor, you may join the Plan by making an initial investment (see Investment Summary and Fees). Optional investments may be made by check or through automatic withdrawals from your checking or savings account at a U.S. or Canadian financial institution in U.S. dollars.
•You can reinvest dividends at no cost.
•Fees for participation are generally lower than those charged by many brokers.
You should carefully read this prospectus to find out more about the Plan. If you are a participant in the Shareholder Purchase and Reinvestment Plan and, after reviewing this prospectus, you do not wish to continue participation in the Plan, you should contact the Plan Administrator. If you wish to continue your participation in the Plan, you do not need to do anything at this time. Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the dividend reinvestment portion of the Plan, you will continue to receive cash dividends, if and when declared by our Board of Directors, in the usual manner.
Investing in shares of our Common Stock involves risks. You should consider certain risk factors before enrolling in the Plan. See “Risk Factors” in this prospectus for more information.
Old Republic’s Common Stock is traded on the New York Stock Exchange under the symbol “ORI.” On November 2, 2020, the last reported sales price of our Common Stock on the New York Stock Exchange was $16.84 per share.
To the extent required by law in certain jurisdictions, shares in the Plan will be offered through a registered broker to persons not presently Old Republic shareholders.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved the Old Republic Common Stock discussed in this Prospectus, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2020.

i

SUMMARY OF THE PLAN
The following summary of our Shareholder Purchase & Reinvestment Plan may omit information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus before you decide to participate in the Plan.
Enrollment:    You can participate in the Plan if you currently own shares of our stock by enrolling through shareowneronline.com or by submitting a completed Account Authorization Form. You may obtain an Account Authorization Form from the Plan Administrator, EQ Shareowner Services. You may participate directly in the Plan only if you hold our stock in your own name or upon making an initial purchase. If you hold shares through a brokerage or other account, you may arrange to have your broker or other custodian participate on your behalf.
Initial Investment:    If you do not own any shares of our stock, you can participate in the Plan by making an initial investment in Common Stock through the Plan. You may enroll in the plan by accessing shareowneronline.com and authorize an automatic withdrawal from your bank account. If you do not have access to the internet you may submit an Account Authorization Form along with a check for your initial investment. You can obtain an Account Authorization Form from the Plan Administrator (see Contact Information).
Reinvestment of Dividends:    You can reinvest your cash dividends on some or all of your shares of Common Stock toward the purchase of additional shares, without paying fees.
Optional Cash Investments:    After you enroll in the Plan, you can buy additional shares of Common Stock with optional cash payments. (see Investment Summary and Fees).
Source of Shares:    The Plan Administrator will purchase shares of Common Stock in one of the following ways:
•directly from us as newly issued shares of Common Stock, or
•from parties other than Old Republic, either in the open market or other negotiated transactions.
Purchase Price:    The purchase price for shares of Common Stock under the Plan depends on how you purchase the shares, whether we issue new shares to you or the Plan obtains your shares by purchasing them in the open market.
ii

Shares of Common Stock purchased through the Plan directly from us with reinvested dividends and optional cash investments will be acquired at a price to you equal to the average of the high and low sale prices of the Old Republic shares as reported in the New York Stock Exchange Composite Transactions for that investment date.
Shares of Common Stock purchased through the Plan on the open market or in privately negotiated transactions with third parties will be acquired at a price to you equal to the weighted average price, including any brokerage commissions, paid by the Plan Administrator on that investment date.
Tracking Your Investment:     You will receive periodic statements of the transactions made in your Plan account. These statements will provide you with details of the transactions and will indicate the share balance in your Plan account. You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.
Administration:            Equiniti Trust Company d/b/a EQ Shareowner Services will serve as the administrator of the Plan. If you are currently a shareholder, you should contact the Plan Administrator at:
EQ Shareowner Services
P.O. Box 64856
Saint Paul, MN 55164-0856
(800) 468-9716

iii

ABOUT THIS PROSPECTUS
We have not authorized anyone to provide you with different or inconsistent information from that contained in this prospectus and the documents incorporated herein by reference. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof and that the documents incorporated herein by reference are accurate only as of the date that such documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the shares of Common Stock offered hereby, or an offer to sell, or a solicitation of an offer to buy, such shares in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful.
This prospectus and the documents incorporated herein by reference summarize material provisions of certain contracts and other documents. These are summaries only, and you may wish to review the full text of those documents for a full understanding of their terms and conditions.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Old Republic,” “we,” “us,” “our” and similar references mean Old Republic International Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC covering the Common Stock that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Common Stock.
Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.oldrepublic.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov. Our filings with the SEC are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
This prospectus does not contain all the information set forth in the registration statement. We have omitted certain parts consistent with SEC rules. For further information, please see the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering:
•Old Republic’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment(s) or report(s) filed for the purpose of updating such filing;
•Old Republic’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2020;
•The sections of Old Republic’s Definitive Proxy Statement for the 2020 annual meeting of shareholders filed on March 31, 2020, as amended on April 15, 2020 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;
•Old Republic’s Current Reports on Form 8-K filed on February 26, 2020, February 27, 2020, March 12, 2020, March 30, 2020, April 15, 2020, May 26, 2020, and July 21, 2020; and
•The description of our Common Stock contained in Exhibit 4(H) to our Annual Report for the year ended December 31, 2019.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Old Republic International Corporation Attn: Investor Relations
307 North Michigan Avenue Chicago, Illinois 60601
Telephone (312) 346-8100

OLD REPUBLIC INTERNATIONAL CORPORATION
Old Republic International Corporation (Old Republic) is a Chicago based holding company engaged in the single business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries organized into three major segments, namely its General Insurance (property and liability insurance), Title Insurance, and the Republic Financial Indemnity Group (“RFIG”) Run-off Business.
The Company’s largest segment is its General Insurance Group which assumes risks and provides related risk management services that encompass a large variety of property and liability insurance coverages. This segment of the Company, however, does not have a meaningful exposure to the personal lines of insurance such as homeowners and private automobile coverages, and does not insure significant amounts of commercial and other property coverage. The Company’s Title insurance segment consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records, which contain information concerning interests in real property. This segment of the Company insures against losses arising out of defects, liens and encumbrances affecting the insured title and not excluded or accepted from the coverage of the policy. The Company’s RFIG business has been in run-off operating mode in recent years and consists of its mortgage guaranty business which protects mortgage lenders and investors from default related losses on residential mortgage loans and prior to July 1, 2020, its consumer credit indemnity (CCI) operations that provides limited indemnity coverages to lenders and other financial intermediaries. Effective July 1, 2019, results from the CCI operations have been reclassified to the General Insurance Group and are no longer expected to be material during the remaining run-off periods. A small life and accident insurance business is also conducted in the United States and Canada, principally as an adjunct to the Company’s general insurance operations. The breadth of coverage ensures wide diversification and dispersion of risks. Additionally, Old Republic’s companies focus only on carefully selected major sectors of the American economy that are not uniformly exposed to the same business cycles. The Company operates in a decentralized manner that emphasizes specialization by type of insurance coverage, as well as industries and economic sectors served.

Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning the Company is available on its website at www.oldrepublic.com. Information contained on the Company’s website is not and should not be considered a part of this prospectus unless specifically incorporated by reference.
Additional information regarding us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Please also refer to the section entitled “Where You Can Find More Information”.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our Annual Reports on Form 10-K and updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. If this were to happen, the value of our Common Stock could decline significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. Additionally, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. You are cautioned not to unduly rely on the forward-looking statements contained or incorporated by reference in this prospectus.

TERMS AND CONDITIONS OF THE PLAN
The following questions and answers constitute our Shareholder Purchase & Reinvestment Plan and explain how it works. We expect to continue to pay quarterly dividends on our shares of Common Stock in the future, as we have done in the past. If you are a shareholder and do not participate in this Plan, you will continue to receive cash dividends in the usual manner, as we declare and pay them. In the Plan, we refer to our current shareholders and new investors who participate in this Plan as “participants.”

General Information
1.What is the purpose of the Plan?
The purpose of this Plan is to provide current owners of our Common Stock, as well as interested new investors, with an economical and convenient way to invest in Old Republic. As a current owner of our Common Stock you can invest cash dividends in additional shares of our Common Stock without paying any brokerage commissions, service charges or fees.
However, this Plan is primarily intended to benefit long-term investors, and not individuals or institutions who engage in short-term trading activities that could cause aberrations in the trading of our Common Stock. We may modify, suspend or terminate participation in this Plan by otherwise eligible persons in order to eliminate practices which are inconsistent with the purposes of this Plan.

2.What are the advantages of the Plan?
•If you are an Old Republic shareholder, you may take advantage of the enhanced services offered through the Plan without going through the enrollment process required of new investors.
•Even if you are not a current Old Republic shareholder or do not have a personal broker, you can purchase shares by completing an Account Authorization Form and sending a check for at least the $250 minimum to the Plan Administrator. You may also enroll through shareowneronline.com and authorize automatic withdrawals from your checking or savings account at a U.S. or Canadian financial institution in U.S. dollars for at least five (5), $50 consecutive transactions.
•Service fees and brokerage commissions are generally lower than those charged by many brokers (see Investment Summary and Fees).
•You can make additional purchases of Old Republic Common Stock by:
•Automatically reinvesting cash dividends on all or a portion of your shares while continuing to receive cash dividends on any other shares.
•Investing a minimum of $250 by check.
•Making automatic investments by automatic withdrawal from your checking or savings account at a U.S. or Canadian financial institution in U.S. dollars.
•You will benefit from the full investment of funds regardless of how you purchase your shares, since both full and fractional shares will be credited to your account.
•You do not need to reinvest your dividends to participate. Dividends not reinvested can be paid to you by check or directly deposited in your designated U.S. bank account.
•Cash investments will be processed on the next investment date following receipt of a payment.
•Sales will be processed as soon as administratively possible once they are received and are in good order.

•You can transfer ownership or make gifts of Old Republic Common Stock at no cost to you. When you transfer ownership or give any shares to another person, that person will become a registered holder, who then can take advantage of the services of the Plan.
•You can deposit for safekeeping with the Plan Administrator any Old Republic Common Stock certificates you currently own or those you acquire in the future. You can also request a certificate in writing for whole shares from your account at any time. In either case, there is no cost to you.
•You can handle most transactions online at shareowneronline.com, in writing or over the telephone. Some restrictions do apply.
•Keeping track of your account and new transactions is easy. Each time you purchase, sell, withdraw, or transfer shares, you will receive a statement that will show the status of your account. Each statement includes a Transaction Request Form for making additional investments, sales, transfers or withdrawals.
•As a participant you can mix and match the Plan features. For example, you can convert your certificates into book-entry form for safekeeping purposes, continue to receive full cash dividends and purchase more shares through periodic investments.

3.What are the limitations of the Plan?
•The Plan does not establish a dividend policy or guarantee the payment of future dividends. Old Republic’s Board of Directors has the sole discretion to declare the payment of any dividends. Although Old Republic has paid cash dividends on a regular basis for over 75 years, the amount and timing of any dividends may be changed at any time without notice. Whether any dividends are declared or paid depends upon many factors including the future earnings and financial condition of Old Republic.
•You will not receive any interest on dividends or optional cash investments held by the Plan Administrator before the investment date. In addition, if you send money to buy Common Stock through the Plan, the Plan Administrator will return that money to you, without interest, if it is below the minimum amount or above the maximum amount allowed.
•The Plan Administrator will not determine the purchase price of shares that you purchase under the Plan until the applicable investment date. As a result, you will not know the actual price per share or number of shares you will purchase until that date.
•If you decide to purchase Common Stock through optional cash investments, your cash payment may be exposed to changes in market conditions for a longer period of time than if you had arranged to buy shares through a broker.
•If you request the Plan Administrator to sell Common Stock credited to your Plan account, the Plan Administrator will deduct a transaction fee, any brokerage commission and any applicable taxes from the proceeds of the sale.
•You cannot pledge shares of Common Stock deposited in your Plan account until the shares are withdrawn from this Plan.

4.Who is eligible to participate in the Plan?
Registered Shareholders. If you own our Common Stock in your own name as a “record owner” you are eligible to participate directly in this Plan.
Beneficial Owners. You are a “beneficial owner” if your stock is held in a brokerage account or in the name of a bank, broker or other nominee. If you are a beneficial owner:
•You can participate directly in the dividend reinvestment feature of the Plan by becoming a record owner. You can do this by having one or more shares of our stock transferred into your own name from that of your bank, broker or other nominee.
•You may also ask the bank, broker or other nominee who is the record owner to participate on your behalf. Except for instructions received from brokers and bank nominees, we cannot recognize instructions received from anyone acting as an agent on behalf of other participants in this Plan.
New Investors. If you do not currently own any of our stock you may participate in this Plan by making an initial purchase of Common Stock through the stock purchase feature of this Plan.
Employees. If you are an employee of Old Republic or one of its subsidiaries, you may participate in the Plan by using payroll deductions.

5.Are there limitations on participation in the Plan other than those described above?
Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.
We may, for any reason or no reason, decide not to allow you to participate in the Plan even if you qualify for participation in this Plan. For example, some shareholders may be residents of jurisdictions in which we determine that it may not be legal or economically practical to offer our stock under this Plan. We may preclude residents of those jurisdictions from participating in this Plan.
You cannot transfer your right to participate in this Plan except by transferring your interest in our stock to another person.

6.Who administers the Plan?
Equiniti Trust Company d/b/a EQ Shareowner Services., the transfer agent for our Common Stock, administers the Plan for participants, maintains records, provides regular account statements to participants, and performs other duties relating to this Plan. You can contact the Plan Administrator at:
Contact Information
Internet

shareowneronline.com
Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

Email
Go to shareowneronline.com and select Contact Us.
Telephone
1-800-468-9716 Toll-Free
651-450-4064 outside the United States
Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.
You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.
Written correspondence and deposit of certificated shares*:
EQ Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified and overnight delivery:
EQ Shareowner Services 1110
Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
*If sending in a certificate for deposit, see Certificate Deposit and Withdrawal Information.
Please reference Old Republic and your account number in all correspondence. When corresponding with the Plan Administrator, we suggest that you give your daytime telephone number and area code.

Your Choices Under the Plan

7.What investment choices are available under the Plan?
We offer you two ways of investing in our Common Stock through the Plan:
•First, you may automatically reinvest all, part or none of the cash dividends paid on shares of our Common Stock that you own.
•Additionally, you may make optional cash investments to purchase Common Stock (see Investment Summary and Fees).
You can invest 100% of your dividends under the Plan because the Plan permits you to purchase whole shares as well as fractional shares of Common Stock. In addition, we will credit your account for dividends on both full and any fractional shares, according to the investment option you select.

8.How does the optional cash investment feature work?
Optional cash investments allow you to purchase more shares than you could purchase just by reinvesting dividends after they are paid to you. You can buy shares of our Common Stock each week with optional cash investments after you submit a properly executed and signed Account Authorization Form. The Plan Administrator will use your optional cash investment to purchase Common Stock for your Plan account on the next investment date after it receives your cash payment.

You can make optional cash investments even if you have not chosen to reinvest your cash dividends. If you choose to make only optional cash investments, we will continue to pay cash dividends when and as declared on any shares of our stock registered in your name or held in your Plan account.
You may make your first optional cash investment when you enroll by enclosing a check with the Account Authorization Form. Checks should be made payable to “EQ Shareowner Services”, the Plan Administrator, and returned along with the Account Authorization Form. Afterwards, you may make optional cash investments by completing the Transaction Request Form attached to your account statement. You may also use the automatic investment feature, described below. If you use the Transaction Request Form, you must send the Plan Administrator a separate Transaction Request Form and a separate check for each transaction. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks.
If any check you deliver to the Plan Administrator is returned unpaid, the Plan Administrator will consider the request for the investment of such money null and void and will immediately remove from your account shares of Common Stock purchased with that check. The Plan Administrator will sell those shares to satisfy any uncollected amount and a returned check fee (see Investment Summary and Fees). If the proceeds from the sale of the Common Stock do not satisfy the brokerage fees, uncollected balance and returned check fee, the Plan Administrator will sell additional shares from your Plan account to satisfy the brokerage fees, uncollected balance and fee. Checks should be made payable to “EQ Shareowner Services” and should be made out in U.S. dollars drawn on a U.S. or Canadian financial institution.
If you elect to make optional cash investments, you must mail funds to the address indicated on the Transaction Request Form. If the Plan Administrator does not receive your funds and Transaction Request Form at least one business day prior to the next investment date, the Plan Administrator will not invest your funds on the next investment date but will hold your funds for investment on the next subsequent investment date.

9.What are the limitations on making optional cash investments?
You may make optional cash investments at any time. However, your optional cash investments cannot exceed $100,000 per calendar year. A minimum investment is required to exercise this option (see Investment Summary and Fees). You do not have to send the same amount of money for each optional investment and there is no requirement that you make optional cash investments through the Plan.

10.When must funds for optional cash investments be received by the Plan Administrator?
The Plan Administrator must receive funds for optional cash investments at least one business day prior to the next investment date. Funds for optional cash investments will be invested generally within five (5) trading days from receipt of your investment amount. If you change your mind with respect to an optional cash investment, the Plan Administrator will return your funds to you if the Plan Administrator receives a request from you at least two business days before the next investment date. The Plan Administrator will return to you any funds you send for optional cash investments if your optional cash investment does not meet the minimum requirements. The Plan Administrator will also return funds for your optional cash investment that exceed the maximum allowable investment per year (see Investment Summary and Fees).
Neither we nor the Plan Administrator will pay you interest on funds you send for optional cash investments. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

11.What is the automatic investment feature of the Plan?
You may make optional cash investments by means of automatic withdrawal from a predesignated U.S. account (see Investment Summary and Fees).
A participant may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see Contact Information). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the participant’s designated bank account on or about the 10th, 24th or both days of each month and will be invested in Old Republic Common Stock generally within five (5) trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.
A fee will be charged on any returned unpaid automatic withdrawals. The Plan Administrator will sell shares from your Plan account to satisfy the fee and any brokerage fees incurred as a result of this sale (see Investment Summary and Fees).

12.Are there any expenses in connection with purchases under the Plan?

You will not pay any fees or brokerage commissions for purchases through the Plan. However, you must pay brokerage commissions and an administrative fee if you request the Plan Administrator to sell your shares held in this Plan.

The current fees associated with participation in the Plan are listed below.

Investment Summary and Fees
Summary
Minimum cash investments
Minimum one-time initial purchase for new investors $250.00
* Or 5 minimum recurring automatic investments $50.00
Minimum one-time optional cash purchase $50.00
Maximum cash investments
Maximum annual investment $100,000.00

Dividend reinvestment options
Reinvest options Full, Partial, None

Fees
Investment fees

Initial enrollment (new investors only)	Company Paid
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order $15.00
Market Order $25.00
Limit Order per transaction (Day/GTD/GTC) $30.00
Stop Order $30.00
Sale trading commission per share $0.12
Direct deposit of sale proceeds $5.00
Other fees
Certificate issuance Company Paid
Certificate deposit Company Paid
Returned check / Rejected automatic bank withdrawals $35.00 per item
Prior year duplicate statements $20.00 per year

For sale transactions, service charges and brokerage commissions are deducted from the sale proceeds. Old Republic can change the fee structure for the Plan at any time. You will receive notice of any fee changes prior to the changes becoming effective.

Participating in the Plan

13.How can I participate?
To enroll in the Plan:
If you are an existing registered shareowner:
1.Go to shareowneronline.com
2.Select Register then Register for Online Access
3.Enter your Company Name, Authentication ID* and Account Number
*If you do not have your Authentication ID, select I don’t know and complete the online form to have it sent to you. For security, this number is required for first time sign on.

If you are a new investor:
1.Go to shareowneronline.com
2.Select Register then Buy Shares in a Company
3.Select Old Republic International Corporation
4.Select Invest in this Company and follow the instructions to buy shares

If you are a record owner of our Common Stock you may join the Plan by enrolling online at shareowneronline.com as shown above or by completing and signing an Account Authorization Form and returning it to the Plan Administrator. If you are a beneficial owner and wish to join the Plan, you must contact your bank, broker or other nominee to arrange participation in the Plan on your behalf. Alternatively, if you are a beneficial owner of our Common Stock you may simply request that the number of shares of our stock you wish to be enrolled in this Plan be reregistered by the bank, broker or other nominee in your own name as record owner. You can then participate in the Plan directly. You should contact your bank, broker or nominee for information on how to reregister your shares.
If you do not currently own shares of our stock, you may join the Plan as a record owner enrolling online at shareowneronline.com as shown above or by completing and signing an Account Authorization Form and by making an initial investment. The Plan Administrator will return to you any funds you send for an initial investment if your initial investment does not meet the minimum requirements. The Plan Administrator will also return funds for your initial investment that exceed the maximum allowable initial investment per calendar year (see Investment Summary and Fees). You may designate all, a portion or none of the stock you purchased as an initial investment to be enrolled in the dividend reinvestment feature of the Plan.
If you are not a current Old Republic shareholder (other than through the Company’s ESSOP) or you want to establish a separate account by purchasing shares through the Plan (for example, a joint account or as a custodian for a minor) fill out the employee enrollment form and return it to your Personnel Manager or Human Resources Officer. He or she, in turn, will coordinate your enrollment with the Plan Administrator. Old Republic will waive the minimum initial purchase requirement and fees for optional investments made through payroll deductions as long as you are an employee of Old Republic or one of its subsidiaries. However, you must remain a member of the Plan for at least 18 months and your withholding by your employer must be at least $25.00 per pay period. Deductions will be aggregated and remitted quarterly.

14.What alternatives does the Account Authorization Form provide?
The Account Authorization Form allows you to decide the extent of your participation in this Plan. By checking the appropriate box on the form, you indicate which features of the Plan you will use.
Full Reinvestment of Distributions: All cash dividends payable on shares held in the Plan, along with any shares held in physical certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. The participant will not receive cash dividends from Old Republic; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account. (RD)
Partial Reinvestment of Distributions by Percentage: A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied to the total shares held in the Plan, along with any shares held in physical certificate form or held through book-entry DRS. A participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RX-N)
An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan, 15 in physical certificate form and 15 shares in book-entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.
Optional Cash Investments Only: All dividends payable to the participant will be paid in cash. This includes the dividend payable on all shares held in the Plan, any shares held in physical certificate form or held through book-entry DRS. The participant’s dividend payment will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RPO)

Direct deposit of cash dividends: For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If the shares are jointly owned, all owners must sign the form.

IMPORTANT:
If you return the Account Authorization Form to the Plan Administrator without any of the boxes checked, the Plan Administrator will automatically enroll you in the full dividend reinvestment alternative.
The Plan Administrator will not process your Account Authorization Form if the form does not have the proper signature(s).

15.How can I change my method of participation?
You may change your method of participation at any time online at shareowneronline.com, by completing an Account Authorization Form and returning it to the Plan Administrator; by telephone if you have authorized automated account privileges; or by submitting a written request to the Plan Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

16.In whose name will Plan accounts be maintained?

The Plan Administrator will maintain your account in your name as shown on our records at the time you enter the Plan. When issued, certificates for full shares of Common Stock will be registered in your name as it appears on your Plan account.

17.Can I withdraw from the Plan?
Yes. The Plan is entirely voluntary, and you may withdraw at any time. If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. A refund request for an optional cash investment made by check must be received in writing by the Plan Administrator not less than two (2) trading days before such amount is to be invested. Otherwise, the Plan Administrator will invest your optional cash investment on the next investment date.

18.How do I withdraw from or re-enroll in the Plan?
In order to withdraw from the Plan, you must provide the Plan Administrator with your request to withdraw from the Plan.
You may request:
•that all full shares of Common Stock held for your account be issued to book-entry (DRS) or a certificate be issued for all full shares of Common Stock held for your account and a check be issued for the proceeds from the sale of any fractional share less any fees or commissions; or
•that all full shares and any fractional share held for your account be sold and a check issued for the net proceeds, less any applicable brokerage fees, commissions and service charges.
If you do not own at least one whole share registered in your name or held through the Plan, your participation in the Plan may be terminated. We also reserve the right to terminate the Plan or your participation in the Plan. Written notice will be mailed to your address appearing on the Plan Administrator’s records. If your participation in the Plan is terminated, all full shares held in your account will be issued to book-entry (DRS) and you will receive a check for the cash value of any fractional share held in your terminated Plan account.
Generally, you may elect to re-enroll in this Plan at any time, simply by following the same procedures used to enroll initially. However, we may reject your Account Authorization Form if we believe that you have enrolled in the Plan and withdrawn too often. We would do this because we intend to minimize unnecessary administrative expense and to encourage use of this Plan as a long-term shareholder investment service.

Purchasing Stock Under the Plan
19.What is the source of shares to be purchased under the Plan?
At Old Republic’s option, shares may be purchased in the open market through a registered broker, or directly from Old Republic in the form of newly issued or treasury shares. Share purchases in the open market may be made on any stock exchange where Old Republic shares are traded or by negotiated transactions on terms as the Plan Administrator may reasonably determine. Neither Old Republic nor any participant will have any authority or power to direct the date, time or price at which Old Republic shares may be purchased, or the selection of the broker through or from whom purchases are to be made.

20.At what price will my shares be purchased?
For Old Republic shares purchased on the open market, the price will be the weighted average of the purchase price of all Old Republic shares purchased for the Plan for that investment date.
If new shares or treasury shares are issued, the price will be the average of the high and low sales prices of the Old Republic shares as reported in the New York Stock Exchange Composite Transactions for that investment date.
Please note that you will not be able to instruct the Plan Administrator to purchase shares at a specific time or at a specific price. If you prefer to have control over the exact timing and price of your purchase, you will need to use your own broker.

21.What is the “investment date”?
The investment date is the date or dates on which shares of our Common Stock are purchased with reinvested dividends, optional cash investments, initial investments, automatic investments and payroll deductions. The investment date under the Plan depends on how you purchase the shares and whether we issue new shares to you or the Plan obtains your shares by purchasing them from parties other than Old Republic.
•Reinvested Dividends: The investment date for reinvested dividends is the date or dates on which our quarterly dividends are paid, and no later than 30 trading days following the dividend payable date. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”
•Optional Cash Investments, Initial Investments and Automatic Investments: The investment date for optional cash investments, initial investments by non-shareholders and automatic investments will be the date of payment of dividends for months in which a dividend is paid and generally within five (5) trading days (or next business day if a weekend or holiday), and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934 or other applicable provisions of securities law.
•Payroll Deductions: For employees of Old Republic or its subsidiaries participating with payroll deductions, funds will be aggregated and remitted to the Plan Administrator and invested with any dividend funds on the dividend payment date.

22.When will investments be made under the Plan?
The Plan Administrator will credit shares of our Common Stock purchased with reinvested dividends to your account on the applicable investment date. The Plan Administrator will credit shares to your account for optional cash investments on the next investment date after it receives your cash investment. The Plan Administrator must receive your payment at least one business day before the next investment date in order to invest your payment on that investment date.
When the Plan Administrator makes purchases from parties other than Old Republic, those purchases may be made on any securities exchange where shares of our Common Stock are traded, in the over-the-counter market or by negotiated transactions. The Plan Administrator will make these purchases on terms that it approves. Neither we nor any participant will have any power to direct the time or price at which the Plan Administrator will purchase shares.

23.How many shares of Common Stock will I be purchasing through the Plan?
The number of shares of Common Stock that you purchase depends on several factors including:
•the amount of dividends you reinvest;
•the amount of any optional cash investments you make; and
•the purchase price of the Common Stock on the applicable investment date.

The Plan Administrator will credit your account with the number of shares equal to the total amount to be invested divided by the applicable purchase price. The only limit on the number of shares available for purchase directly from us is the number of shares of Common Stock registered for issuance under the Plan.

24.How will I be notified of my purchases of Common Stock?
The Plan Administrator will send you an account statement following each investment showing your activity and balance in your Plan account. Your account statement will show the number of shares purchased and their purchase price. Your account statement will also show the total number of shares you purchased through the Plan to date during the calendar year, as well as the total number of shares held in your account as of the investment date.
The final statement for each year will show all pertinent information for that calendar year. You should keep this statement for tax purposes. The Plan Administrator will charge you a fee if you request additional copies of your prior account statements.
We will also send you copies of each prospectus and any amendments or supplements to prospectuses describing the Plan, and we will send you the same information that we send to other shareholders, including quarterly reports, annual reports, notices of shareholders meetings, proxy statements, and income tax information for reporting dividends paid.
You may elect to have your statements and other information sent to you automatically by initiating eDelivery through shareowneronline.com.

Selling Shares of Stock Held in the Plan

25.How can I sell stock held in my Plan account?
You may sell some or all of your stock held in your Plan account, even if you are withdrawing from this Plan. You can sell your shares either through your broker or through the Plan Administrator.
To sell shares through a broker of your choice, you may request the broker to transfer shares electronically from your Plan account to your brokerage account. Alternatively, a stock certificate can be requested in writing that you can deliver to your broker. The Plan Administrator will process requests for certificates for your shares as soon as administratively possible after it receives your request.
Alternatively, you may send the Plan Administrator a request to sell online, by telephone or through the mail (see Contact Information).
Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the Common shares of Old Republic are traded. Depending on the number of Old Republic shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.
Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.
Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled. Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.
Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.
Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.
Stop Order (online or telephone) – The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).
Sales proceeds will be net of any fees to be paid by the participant (see Investment Summary and Fees for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after settlement date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.
A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested that the participant can deliver to their broker.
Old Republic’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.
The Insider Trading Policy provides that the participant may not trade in Old Republic’s Common Stock if in possession of material, non-public information about the company. Share sales by employees, Affiliates and Section 16 officers must be made in compliance with Old Republic’s Insider Trading Policy.

26.What happens when I sell or transfer all of the shares of Common Stock held outside the Plan?

If you sell or transfer all shares of our stock registered in your name outside your Plan account, the Plan Administrator, until you give other instructions, will continue to reinvest the dividends on the Common Stock in your Plan account according to your instructions on the Account Authorization Form. You may also continue to participate in the optional cash investment feature of this Plan as long as there is at least one whole share of Common Stock remaining in your Plan account.

If you sell or transfer all of the shares registered in your name and all whole Common Stock held in your Plan account, the Plan Administrator will mail you a cash payment representing any fractional share in your Plan account, less applicable brokerage commissions and service fees, upon your request or at our request.

If a participant’s request to transfer all Plan shares in an account is received between a dividend record date and payable date, the request will be processed and a separate dividend check will be mailed to the participant.

27.What happens to a fraction of a share of Common Stock when I withdraw from the Plan or the Plan is terminated?

When you withdraw from this Plan or we terminate this Plan, the Plan Administrator will mail you a cash payment, less any applicable service charges and brokerage commissions, representing any fractional share of Common Stock upon your request or at our request. The cash payment will be based upon the market price on the date the Plan Administrator processes your withdrawal or termination.

Owning Stock in the Plan

28.How will I be credited with dividends on stock held in my Plan account?
We pay dividends to all holders of record of our stock, when and as declared. The Plan Administrator will receive and credit Plan participants with dividends for all stock you hold in the Plan, including any fractional share. The Plan Administrator will reinvest dividends in additional shares of our Common Stock or distribute dividends, according to your instructions.

29.What happens if Old Republic declares a stock split?
The Plan Administrator will add any shares resulting from a stock split, on shares you hold in your Plan account, to your Plan account. We will issue any shares resulting from a stock split, on stock held by you outside the Plan, in the same manner as we would if you were not participating in this Plan. If you send a notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

30.If Old Republic issues rights to purchase securities to the holders of Common Stock, how will the rights on Plan shares be handled?
In the event we make available to its shareowners rights to purchase additional Common Stock or other securities, the Plan Administrator will sell such rights accruing in Common Stock for the participant. The funds will be combined with the next regular dividend or optional cash investment for reinvestment. If a participant desires to independently exercise the purchase rights, the participant should request that whole Common Stock be issued in book-entry DRS.

31.How will the stock held under this Plan be voted at meetings of shareholders?

Participants in the Plan will receive voting materials and have the sole right to vote the Common Stock of Old Republic represented by the shares held for them in the Plan. In the event the participant does not provide direction for voting, the Plan shares will not be voted. The participant is encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. A participant’s shares will be voted in accordance with the most recent submitted instructions.

32.Will stock certificates be issued for Common Stock purchased under the Plan?
We will not issue certificates for shares that you purchase under the Plan. Your account statement will show the number of shares held in your Plan account. In addition to minimizing the costs of this Plan, this additional service protects against loss, theft or destruction of stock certificates.
However, you may at any time request in writing that the Plan Administrator issue a certificate for any whole number of shares of Common Stock, up to the number of full shares credited to your Plan account. Your request should be addressed to the Plan Administrator.
Future dividends on any shares for which you request a stock certificate will be treated according to your instructions indicated on the Account Authorization Form. If you request certificates for less than all of the stock in your Plan account, any remaining full shares and fractional share in your Plan account will continue to be invested in accordance with the instructions given on your Account Authorization Form. We retain the right to automatically withdraw you from the Plan if your Plan account is less than one whole share as a result of withdrawals or sales of stock and you are not reinvesting dividends from any stock registered in your name.
Certificate(s) will be issued to a participant for Old Republic Common Stock in the participant’s account upon written request to the Plan Administrator. No certificate for a fractional share will be issued.

Optional Mail Loss Insurance
The participant is advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail. As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form. Replacement transaction fees may also apply.
To take advantage of the optional mail loss insurance, simply include a check in the amount of $10.00, made payable to ‘EQ Surety Program’, along with the certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT, or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000. The value of certificate shares is based on the closing market price of the Common Stock on the trading day prior to the documented mail date.
Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. A copy of the certificate(s) mailed, along with proof that it was sent by trackable mail should be submitted with the claim. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.
When necessary, you can simply request in writing that certificates be issued as your needs require.

33.In whose name will certificates be registered when issued?
We will issue stock certificates registered in your name as it appears on your Plan account.
You may ask the Plan Administrator to issue certificates in names other than the Plan account name, but you must comply with any applicable laws. You must make this request in writing, and your signature must be guaranteed by a qualified medallion guarantee member.

34.Is a safekeeping service available to hold my shares?
Yes. A participant may elect to deposit physical Old Republic Common Stock certificate(s) for safekeeping, by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s). The certificate(s) will show as surrendered with the corresponding credit to Plan shares. The transaction will appear on the Plan account statement, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held until the participant sells, withdraws or terminates participation in the Plan. Because the participant bears the risk of loss in sending stock certificate(s), it is recommended that the participant sends them registered, insured for at least 4% of the current market value and request a return receipt.
You may also transfer other shares of our stock that are registered in your name to your Plan account at no cost. This eliminates the need for safekeeping of the certificates for those shares. You may mail certificates to the Plan Administrator.

35.Can I pledge shares in my Plan account?
No. You may not pledge any shares of our stock that you hold in your Plan account. Any pledge of shares in a Plan account is null and void. If you wish to pledge shares, you must first withdraw those shares from the Plan and request in writing that the Plan Administrator send you certificates for those shares.

36.Can I access my account and perform transactions online?
Yes. Subject to certain limitations, you may access your account information and perform transactions online at shareowneronline.com (see Contact Information). Accounts that are registered in the name of an investment club, corporation, or partnership will not be allowed online access. Please note that additional access restrictions may apply.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.
Once you have activated your account online, you can also authorize, change or stop your automatic investment; sell some or all of your Plan shares; and change your dividend reinvestment option (for example, from full to partial reinvestment). Certain restrictions may apply.

37.Can I access my account and perform transactions by telephone?
Yes. If you have established automated privileges on your account, you can change the amount of or stop automatic withdrawals; change your dividend reinvestment option (for example, from full to partial reinvestment); and sell some or all of your Plan shares. Certain restrictions may apply.
To establish automated privileges, please call the Plan Administrator and request, or view shareowneronline.com to download, an Automated Request Authorization Form.

Important Tax Consequences

38.What are the federal income tax consequences of participation in the Plan?
All the dividends paid to you, whether or not they are reinvested, are considered taxable income to you in the year they are paid by Old Republic. The total amount will be reported to you and to the Internal Revenue Service on IRS Form 1099-DIV which will be mailed to you shortly after the end of each year.
This Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. You may designate your preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Plan Administrator. You may designate your preference for “specific identification” cost basis in writing at any time.
In addition, when the Plan Administrator purchases Old Republic shares for your account on the open market rather than directly from Old Republic, you must include in your gross income, as additional dividends, your allocable shares of any brokerage commissions paid by Old Republic: this amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these Old Republic shares will be the cost of the Old Republic shares plus your share of any brokerage commissions paid by Old Republic.
All shares of stock that are sold through the Plan Administrator will be reported to the IRS as required by law. IRS Form 1099-B will be mailed to all those who sold stock through the Plan shortly at the end of each year. The 1099-B form will only include proceeds you received from the sale of your shares. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale.

39.What provision is made for shareholders subject to income tax withholding?
If you are a foreign shareholder whose dividends are subject to United States income tax withholding, or a domestic shareholder whose dividends are subject to backup withholding taxes, the Plan Administrator will reinvest an amount equal to the dividends less the amount of any tax required to be withheld. We will have amounts withheld from dividends paid to the United States Treasury and the respective participants will be advised of the amounts withheld.
Foreign shareholders who elect to make optional cash investments only will continue to receive cash dividends on stock registered in their names in the same manner as if they were not participating in this Plan. Funds for optional cash investments must be in United States dollars, drawn on a United States or Canadian financial institution, and will be invested in the same way as payments from other participants.

A foreign person (nonresident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign Entity owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income, including dividends, as required by the Foreign Account Tax Compliance Act (“FATCA”). Gross proceeds received from the sale, maturity or exchange of securities that can produce U.S. sourced dividends or interest will also be subject to potential FATCA withholding effective on January 1, 2019. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the U.S. Internal Revenue Code.
Be sure to keep your account statements for income tax purposes. If you have any questions about the tax impact of any transactions you are contemplating, please consult your own tax advisor.
Other Important Provisions

40.Can Old Republic change or discontinue the Plan?
While we currently intend to continue this Plan indefinitely, we may amend, suspend, modify or terminate this Plan at any time. We will send you notice of any amendment, suspension, modification or termination. The Plan Administrator may resign at any time upon reasonable notice to us in writing.
We may elect and appoint at any time a new Plan Administrator, including ourselves, to administer this Plan.

41.What are the responsibilities of Old Republic and the Plan Administrator under the Plan?
In administering the Plan, neither Old Republic, the Plan Administrator nor any broker selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.
The Plan Administrator is acting solely as agent of Old Republic and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or Old Republic.
In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.
The Plan Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from you.

The Old Republic Common stock is not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowners Services or Old Republic, and are subject to investment risks, including possible loss of principal amount invested. Common stock held in the Plan are not subject to protection under the Securities Investor Protection Act of 1970.

42.Who interprets and regulates the Plan?
Any questions of interpretation arising under this Plan will be determined by Old Republic and any determination will be final. We may adopt rules and regulations to facilitate the administration of this Plan. Delaware law governs the terms and conditions in this document, as well as those that are described in detail on all forms and account statements.

DIRECT REGISTRATION
We are a participant in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in electronic, or book-entry form, meaning your shares are registered in your name on the books of Old Republic without the need for physical certificates. Shares held in book-entry have all the traditional rights and privileges of shares held in certificate form.
DRS eliminates the risk and cost of storing certificates, while enabling you to maintain the benefits of direct ownership, including the ability to participate in the Plan. You may at any time choose to have all or a portion of your book-entry shares transferred to your broker electronically by contacting your broker. When using your broker to facilitate a share transfer, provide them with a copy of your DRS account statement.
Shares of Old Republic stock that are issued in the future will be issued in book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you currently hold to book-entry form, by sending the stock certificate(s) to EQ with a request to deposit them to your DRS account. There is no cost to you for this custodial service.

USE OF PROCEEDS

Old Republic currently anticipates that at least quarterly dividend purchases by the Plan will be made from newly issued shares or previously issued shares held in Old Republic’s treasury. Old Republic plans to use the proceeds for general corporate purposes. However, the Company is unable to estimate the total amount of these shares or proceeds.

PLAN OF DISTRIBUTION

At Old Republic’s option, shares may be purchased in the open market through a registered broker, or directly from Old Republic in the form of newly issued or treasury shares. Share purchases in the open market may be made on any stock exchange where Old Republic shares are traded or by negotiated transactions on terms as the Plan Administrator may reasonably determine. Neither Old Republic nor any participant will have any authority or power to direct the date, time or price at which Old Republic shares may be purchased, or the selection of the broker through or from whom purchases are to be made. There are no fees in connection with the purchase of shares of our Common Stock through the Plan. Shares of Common Stock acquired under the Plan may be resold in market transactions on any national securities exchange on which shares of our Common Stock trade, or in privately negotiated transactions. Our Common Stock is currently listed on the New York Stock Exchange under the trading symbol “ORI.”

EXPERTS

The consolidated financial statements and schedules of Old Republic International Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporation by reference herein, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF SECURITIES
William J. Dasso, Vice President, Assistant Secretary and Counsel of Old Republic, has passed upon the validity of the Old Republic Common Stock issuable under The Plan. Mr. Dasso owns Old Republic Common Stock directly, through the Company’s ESSOP and has options under the Company’s Employee Stock Option Plan. In the aggregate these shares represent less than .1% of the Company’s outstanding Common Stock.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus of the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

TABLE OF CONTENTS
Page
SUMMARY OF THE PLAN    ii
ABOUT THIS PROSPECTUS    1
WHERE YOU CAN FIND MORE
INFORMATION    1
DOCUMENTS INCORPORATED
BY REFERENCE    1
OLD REPUBLIC INTERNATIONAL
CORPORATION    2
RISK FACTORS    3
FORWARD-LOOKING STATEMENTS    3
TERMS AND CONDITIONS OF THE PLAN    3
General Information    4
Your Choices Under the Plan    7
Participating in the Plan    10
Purchasing Stock Under the Plan    13
Selling Shares of Stock Held in the Plan    15
Owning Stock in the Plan    17
Important Tax Consequences    19
Other Important Provisions    20
DIRECT REGISTRATION    22
USE OF PROCEEDS    22
PLAN OF DISTRIBUTION    22
EXPERTS    22
VALIDITY OF SECURITIES    23

600,000 Shares

Old Republic International
Corporation

Shareholder Purchase &
Reinvestment Plan

Common Stock

CUSIP 680223 10 4

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee $ None
Printing and miscellaneous None
Legal fees and expenses 2,500
Fees of accountants 6,000
Total $ 8,500

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our certificate of incorporation provides that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our directors and officers against expenses (including attorney's fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. As permitted by Section 145(b) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our officers and directors against expenses (including attorney's fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by the board of directors by a majority vote of a quorum thereof consisting of directors who were not parties to such action, suit or proceeding, by opinion of independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

In addition, we have entered into indemnification agreements with our directors and certain officers under which we have agreed to provide indemnification rights similar to those contained in our certificate of incorporation and under which we have agreed to advance expenses as provided by the agreement upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

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ITEM 16.    LIST OF EXHIBITS

EXHIBIT
3.1*    Restated Certificate of Incorporation. (Exhibit 3(A) to Registrant’s June 30, 2014 report on Form 10-Q).
3.2*    Amended and Restated By-laws. (Exhibit 99.1 to Form 8-K filed February 27, 2020).
4.1*    Amended and Restated Rights Agreement naming Wells Fargo Bank, N.A. as successor Agent effective June 26, 2017. (Exhibit 4.1 to the Registrant’s 8-A/A filed August 28, 2017).
4.2*    Agreement to furnish certain long-term debt instruments to the Securities & Exchange Commission upon request. (Exhibit 4(D) to Registrant's Form 8 dated August 28, 1987).
4.3*    Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (refiled as Exhibit 4.1 to Registrant's Form 8-K filed April 22, 2009).
4.4*    Supplemental Indenture No. 1 dated as of June 15, 1997, supplementing the Indenture. (Exhibit 4.3 to the Registrant's Form 8-A filed June 16, 1997).
4.5*    Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture. (Exhibit 4.3 to the Registrant's Form S-3/A filed January 7, 1998).
4.6*    Fifth Supplemental Indenture dated as of September 25, 2014 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee. (Exhibit 4.1 to Registrant's Form 8-K filed September 25, 2014).
4.7*    Sixth Supplemental Indenture dated as of August 26, 2016 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee. (Exhibit 4.1 to Registrant's Form 8-K filed August 26, 2016).
5.1    Opinion of William J. Dasso.
23.1    Consent of KPMG LLP
23.2    Consent of William J. Dasso (included in Exhibit 5.1)
24.1    Powers of Attorney for the Directors of Registrant (included in signature pages)
______________________
* Exhibit incorporated herein by reference.

ITEM 17.    UNDERTAKINGS

The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Old Republic International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago, State of Illinois, on November 6, 2020.

Old Republic International Corporation

By: /s/ Craig R. Smiddy
Name:    Craig R. Smiddy
Title:    President and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy and Karl W. Mueller, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2020.

Name		Position

/s/ Craig R. Smiddy		President and Chief Executive Officer;
Craig R. Smiddy		Director (Principal Executive Officer)

/s/ Karl W. Mueller		Senior Vice President and Chief Financial
Karl W. Mueller		Officer (Principal Accounting Officer)

/s/ Steven J. Bateman*		Director
Steven J. Bateman

/s/ Harrington Bischof*		Director
Harrington Bischof

/s/ Jimmy A. Dew*		Director
Jimmy A. Dew

II-4.

/s/ John M. Dixon*	Director
John M. Dixon

/s/ Michael D. Kennedy*	Director
Michael D. Kennedy

/s/ Charles J. Kovaleski*	Director
Charles J. Kovaleski

/s/ Spencer LeRoy, III*	Director
Spencer LeRoy, III

/s/ Peter B. McNitt*	Director
Peter B. McNitt

/s/ Glenn W. Reed*	Director
Glen W. Reed

/s/ Arnold L. Steiner*	Director
Arnold L. Steiner

/s/ Fredricka Taubitz*	Director
Fredricka Taubitz

/s/ Steven R. Walker*	Director
Steven R. Walker

/s/ Aldo C. Zucaro*	Director
Aldo C. Zucaro

*By
/s/ Craig R. Smiddy
Attorney-in-fact under a Power of Attorney
Dated November 6, 2020

II-5.